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                                                                   EXHIBIT 10.14


                               INPUT/OUTPUT, INC.
                                  NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN


OUTLINE OF PLAN PROVISIONS

I.       PURPOSE

         I/O's deferred compensation plan is designed to provide eligible executives with a mechanism to generate pre-tax savings and provide for employee deferral and employer matching contributions lost due to IRS and ERISA limitations.

II.      ELIGIBILITY

         Senior Officers and Managers as defined in the Incentive Eligibility Levels I - IV.

III.     EMPLOYEE DEFERRAL AMOUNTS

         o 0 - 50% of Base Salary and up to 100% of Bonus (in 1% increments).

         o Eligible employees will make a deferral election for this plan. This election is separate to the deferral election under the 401(k) plan. The 401(k) plan deductions should have priority over the deferred compensation plan and be deducted first.

         o Employee 401(k) deferral amounts above those permitted in the 401(k) plan will automatically be contributed to this non-qualified deferred compensation plan.

         o An irrevocable deferral must be made prior to the beginning of the plan year.



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                               INPUT/OUTPUT, INC.
                                  NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN


IV.      EMPLOYER MATCH AND CONTRIBUTIONS

         o Employer match - 50% of the first 6% of total compensation (including employee deferrals) without restriction (i.e. covered compensation, deferral limits, discrimination testing). Employer match above those permitted in the 401k plan will automatically be contributed to the non-qualified deferred compensation plan.

         o Vesting -- Employer match will vest 20% per year of I/O service. Employer match will become immediately vested in event of a change of control (as defined) or termination due to normal retirement (as defined), death, or disability. Employee deferrals are 100% vested.

V.       DISTRIBUTION ELECTIONS/OPTIONS

         o Distribution Election -- Participants must make a Distribution Election at the same time the deferral election is made. Participants may elect a lump sum or annual installments over three to five years following termination of employment. A new distribution election may be made annually and will apply only to deferrals made in that plan year.

         o In-Service Distribution -- Participants may elect an "in-service" distribution. The deferral period must be at least one year and may distributed only in lump sum.

         o Extension of Deferral Period -- Participants may extend the deferral period and change their distribution election, so long as the request is made at least one year prior to the original distribution date. This is a one-time option.



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                               INPUT/OUTPUT, INC.
                                  NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN

         o Hardship Withdrawals -- Participants may request hardship withdrawals from their vested employee deferral account balances. Hardship withdrawals must be related to major, unanticipated, financial emergencies.

         o Early Withdrawal from Plan -- Once vested, participants may request an early withdrawal from the plan and receive the vested balance of all employee deferrals, less a 10% penalty. Participants must remain out of the plan for one year before making a new deferral election. Employer match contributions may not be withdrawn from the plan prior to termination of employment.

         o All distributions will be made in cash. All applicable income and payroll taxes will be withheld from distributions.

VI.      INVESTMENT OPTIONS

         Participants may allocate their employee deferrals and employer matching contributions among deemed investment options that include the same options as provided in the 401k plan.

VII.     SECURITIZATION/FUNDING

         o I/O will establish a Rabbi Trust to receive employee deferrals and company matching contributions.

         o Individual account balances will be maintained for each participant.

         o The plan is intended to be an unfunded plan for purposes of Title I of ERISA. In the event of insolvency of the company, participants must rely solely on the general credit of the company.



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                               INPUT/OUTPUT, INC.
                                  NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN


VIII.    PLAN ADMINISTRATION

         o The plan will be administered by the same record-keeper used for the 401k plan; currently Fidelity Investments.

         o Participants will receive a quarterly statement of their deferred compensation accounts.

IX.      INTERNATIONAL (NON-US) PARTICIPANTS

         Only employees on the US payroll are eligible to participate in the plan



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